Exhibit 99.2

MERCK & CO., INC.

CONSOLIDATED STATEMENT OF INCOME - GAAP

(AMOUNTS IN MILLIONS, EXCEPT PER SHARE FIGURES)

(UNAUDITED)

Table 1a

	2022	2021					% Change
	1Q	1Q	2Q	3Q	4Q	Full Year	1Q
Sales	$15,901	$10,627	$11,402	$13,154	$13,521	$48,704	50%

Costs, Expenses and Other
Cost of sales	5,380	3,199	3,104	3,450	3,873	13,626	68%
Selling, general and administrative	2,323	2,187	2,281	2,336	2,830	9,634	6%
Research and development	2,576	2,412	4,321	2,445	3,068	12,245	7%
Restructuring costs	53	297	82	107	174	661	-82%
Other (income) expense, net	708	(455)	(103)	(450)	(333)	(1,341)	*
Income from Continuing Operations Before Taxes	4,861	2,987	1,717	5,266	3,909	13,879	63%
Income Tax Provision	554	238	503	695	85	1,521
Net Income from Continuing Operations	4,307	2,749	1,214	4,571	3,824	12,358	57%
Less: Net (Loss) Income Attributable to Noncontrolling Interests	(3)	4	1	4	4	13
Net Income from Continuing Operations Attributable to Merck & Co., Inc.	4,310	2,745	1,213	4,567	3,820	12,345	57%
Income (Loss) from Discontinued Operations, Net of Taxes and Amounts Attributable to Noncontrolling Interests	-	434	332	-	(62)	704	*
Net Income Attributable to Merck & Co., Inc.	$4,310	$3,179	$1,545	$4,567	$3,758	$13,049	36%

Basic Earnings (Loss) per Common Share Attributable to Merck & Co., Inc. Common Shareholders:
Income from Continuing Operations	$1.70	$1.08	$0.48	$1.81	$1.51	$4.88	57%
Income (Loss) from Discontinued Operations	-	0.17	0.13	-	(0.02)	0.28	*
Net Income	$1.70	$1.26	$0.61	$1.81	$1.49	$5.16	35%

Earnings (Loss) per Common Share Assuming Dilution Attributable to Merck & Co., Inc. Common Shareholders:
Income from Continuing Operations	$1.70	$1.08	$0.48	$1.80	$1.51	$4.86	57%
Income (Loss) from Discontinued Operations	-	0.17	0.13	-	(0.02)	0.28	*
Net Income	$1.70	$1.25	$0.61	$1.80	$1.48	$5.14	36%

Average Shares Outstanding	2,528	2,531	2,533	2,530	2,527	2,530
Average Shares Outstanding Assuming Dilution	2,537	2,541	2,540	2,536	2,535	2,538
Tax Rate from Continuing Operations	11.4%	8.0%	29.3%	13.2%	2.2%	11.0%

* 100% or greater

Sum of quarterly amounts may not equal year-to-date amounts due to rounding.

MERCK & CO., INC.

FIRST QUARTER 2021 GAAP TO NON-GAAP RECONCILIATION - CONTINUING OPERATIONS

(AMOUNTS IN MILLIONS, EXCEPT PER SHARE FIGURES)

(UNAUDITED)

Table 2b

The table below reflects a reconciliation of GAAP to non-GAAP financial information on a continuing operations basis.  As Organon results are reflected within discontinued operations, they are excluded from the financial information provided below.

	GAAP	Acquisition and Divestiture- Related Costs (1)		Restructuring Costs (2)		(Income) Loss from Investments in Equity Securities		Certain Other Items		Adjustment Subtotal	Non-GAAP
First Quarter
Cost of sales	$3,199	497		27				188	(3)	712	$2,487
Selling, general and administrative	2,187	10		3						13	2,174
Research and development	2,412	18		7						25	2,387
Restructuring costs	297			297						297	-
Other (income) expense, net	(455)	(28)				(561)				(589)	134
Income from Continuing Operations Before Taxes	2,987	(497)		(334)		561		(188)		(458)	3,445
Income Tax Provision (Benefit)	238	(89	)(4)	(41	)(4)	123	(4)	(249	)(4)	(256)	494
Net Income from Continuing Operations	2,749	(408)		(293)		438		61		(202)	2,951
Net Income from Continuing Operations Attributable to Merck & Co., Inc.	2,745	(408)		(293)		438		61		(202)	2,947
Earnings per Common Share Assuming Dilution from Continuing Operations	$1.08	(0.16)		(0.11)		0.17		0.02		(0.08)	$1.16

Tax Rate	8.0%										14.3%

Only the line items that are affected by non-GAAP adjustments are shown.

Merck is providing certain non-GAAP information that excludes certain items because of the nature of these items and the impact they have on the analysis of underlying business performance and trends. Management believes that providing non-GAAP information enhances investors’ understanding of the company’s results because management uses non-GAAP measures to assess performance. Management uses non-GAAP measures internally for planning and forecasting purposes and to measure the performance of the company along with other metrics. In addition, senior management’s annual compensation is derived in part using a non-GAAP pretax income metric. The non-GAAP information presented should be considered in addition to, but not as a substitute for or superior to, information prepared in accordance with GAAP.

(1) Amounts included in cost of sales primarily reflect expenses for the amortization of intangible assets.  Amounts included in other (income) expense, net, primarily reflect royalty income, partially offset by an increase in the estimated fair value measurement of liabilities for contingent consideration related to the termination of the Sanofi-Pasteur MSD joint venture.

(2) Amounts primarily include employee separation costs and accelerated depreciation associated with facilities to be closed or divested related to activities under the company's formal restructuring programs.

(3) Represents a charge for the discontinuation of COVID-19 development programs.

(4) Represents the estimated tax impact on the reconciling items based on applying the statutory rate of the originating territory of the non-GAAP adjustments. Certain other items also includes a $208 million net tax benefit related to the settlement of certain federal income tax matters.

MERCK & CO., INC.

FRANCHISE / KEY PRODUCT SALES - CONTINUING OPERATIONS

FIRST QUARTER 2022

(AMOUNTS IN MILLIONS)

(UNAUDITED)

Table 3a

	Global			U.S.			International
	1Q 2022	1Q 2021	% Change	1Q 2022	1Q 2021	% Change	1Q 2022	1Q 2021	% Change
TOTAL SALES (1)	$15,901	$10,627	50	$7,339	$4,790	53	$8,563	$5,837	47
PHARMACEUTICAL	14,107	9,238	53	6,773	4,294	58	7,334	4,944	48
Oncology
Keytruda	4,809	3,899	23	2,779	2,181	27	2,030	1,718	18
Alliance Revenue - Lynparza (2)	266	228	17	141	118	19	125	110	14
Alliance Revenue - Lenvima (2)	227	130	75	156	85	83	71	44	60
Alliance Revenue - Reblozyl (3)	52		*	27	-	*	25		*
Vaccines (4)
Gardasil / Gardasil 9	1,460	917	59	418	313	34	1,042	604	72
ProQuad / M-M-R II / Varivax	470	449	5	371	333	11	99	117	-15
RotaTeq	216	158	36	175	118	48	41	41	1
Pneumovax 23	173	171	1	118	73	62	55	99	-44
Vaqta	36	34	6	29	25	16	7	9	-24
Hospital Acute Care
Bridion	395	340	16	195	167	17	199	173	15
Prevymis	94	82	14	40	35	13	54	47	15
Primaxin	58	65	-10	1		*	58	65	-10
Noxafil	57	67	-14	10	15	-35	48	52	-9
Cancidas	53	57	-8	1	3	-47	52	55	-6
Dificid	52	27	95	49	25	99	3	2	49
Invanz	52	57	-7	1	4	-80	52	52	-2
Zerbaxa	30	(8)	*	18	(2)	*	12	(6)	*
Cardiovascular
Alliance Revenue - Adempas/Verquvo (5)	72	74	-3	71	68	4	1	6	-82
Adempas (6)	61	55	11				61	55	11
Virology
Lagevrio	3,247		*	1,523		*	1,723		*
Isentress / Isentress HD	158	209	-24	61	71	-13	97	138	-30
Neuroscience
Belsomra	69	79	-14	20	18	13	48	61	-21
Immunology
Simponi	186	214	-13				186	214	-13
Remicade	61	85	-29				61	85	-29
Diabetes (7)
Januvia	779	809	-4	325	348	-7	454	461	-1
Janumet	454	486	-6	63	84	-25	391	401	-3
Other Pharmaceutical (8)	520	554	-6	181	212	-15	339	341	-1

ANIMAL HEALTH	1,482	1,418	4	473	437	8	1,009	981	3
Livestock	832	819	2	171	157	9	661	662	-
Companion Animals	650	599	9	302	280	8	348	319	9

Other Revenues (9)	312	(29)	*	93	59	57	220	(88)	*

* 200% or greater

Sum of U.S. plus international may not equal global due to rounding.

(1) Only select products are shown.

(2) Alliance Revenue represents Merck’s share of profits, which are product sales net of cost of sales and commercialization costs.

(3) Alliance Revenue represents royalties and a milestone payment.

(4) Total Vaccines sales were $2,481 million in the first quarter of 2022 and $1,809 million in the first quarter of 2021.

(5) Alliance Revenue represents Merck's share of profits from sales in Bayer's marketing territories, which are product sales net of cost of sales and commercialization costs.

(6) Net product sales in Merck's marketing territories.

(7) Total Diabetes sales were $1,305 million in the first quarter of 2022 and $1,363 million in the first quarter of 2021.

(8) Includes Pharmaceutical products not individually shown above.

(9) Other Revenues are comprised primarily of third-party manufacturing sales and miscellaneous corporate revenues, including revenue hedging activities. Other Revenues in the first quarter of 2021 include $50 million related to the receipt of a milestone payment for an out-licensed product.

MERCK & CO., INC.

PHARMACEUTICAL GEOGRAPHIC SALES - CONTINUING OPERATIONS

(AMOUNTS IN MILLIONS)

(UNAUDITED)

Table 3b

	2022	2021					% Change
	1Q	1Q	2Q	3Q	4Q	Full Year	1Q
TOTAL PHARMACEUTICAL	$14,107	$9,238	$9,980	$11,496	$12,039	$42,754	53

United States	6,773	4,294	4,647	5,670	5,790	20,401	58
% Pharmaceutical Sales	48.0%	46.5%	46.6%	49.3%	48.1%	47.7%

Europe (1)	3,309	2,276	2,404	2,445	2,655	9,780	45
% Pharmaceutical Sales	23.5%	24.6%	24.1%	21.3%	22.1%	22.9%

China	1,113	688	944	1,278	1,352	4,262	62
% Pharmaceutical Sales	7.9%	7.4%	9.5%	11.1%	11.2%	10.0%

Japan	965	607	637	614	771	2,629	59
% Pharmaceutical Sales	6.8%	6.6%	6.4%	5.3%	6.4%	6.1%

Asia Pacific (other than China and Japan)	786	437	442	450	488	1,817	80
% Pharmaceutical Sales	5.6%	4.7%	4.4%	3.9%	4.1%	4.2%

Eastern Europe/Middle East/Africa	450	357	318	362	278	1,315	26
% Pharmaceutical Sales	3.2%	3.9%	3.2%	3.1%	2.3%	3.1%

Latin America	435	353	379	434	421	1,587	23
% Pharmaceutical Sales	3.1%	3.8%	3.8%	3.8%	3.5%	3.7%

Canada	189	160	157	164	167	650	18
% Pharmaceutical Sales	1.3%	1.7%	1.6%	1.4%	1.4%	1.5%

Other	87	66	52	79	117	313	32
% Pharmaceutical Sales	0.6%	0.8%	0.4%	0.8%	0.9%	0.8%

Sum of quarterly amounts may not equal year-to-date amounts due to rounding.

(1) Europe represents all European Union countries, the European Union accession markets and the United Kingdom.

MERCK & CO., INC.

OTHER (INCOME) EXPENSE, NET - GAAP

(AMOUNTS IN MILLIONS)

(UNAUDITED)

Table 4

OTHER (INCOME) EXPENSE, NET

	1Q22	1Q21
Interest income	$(7)	$(11)
Interest expense	243	200
Exchange losses	39	41
Loss (income) from investments in equity securities, net (1)	708	(574)
Net periodic defined benefit plan cost (credit) other than service cost	(121)	(89)
Other, net	(154)	(22)
Total	$708	$(455)

(1) Includes net realized and unrealized gains and losses from investments in equity securities either owned directly or through ownership interests in investment funds.  Unrealized gains and losses from investments that are directly owned are determined at the end of the reporting period, while gains and losses from ownership interests in investment funds are accounted for on a one quarter lag.